SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2005

CRITICARE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-31943	39-1501563
(Commission File Number)	(I.R.S. Employer I.D. Number)

20925 Crossroads Circle Suite 100 Waukesha, Wisconsin	53186
(Address of Principal Executive Offices)	(Zip Code)

262-798-8282
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
                                Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective November 15, 2005, the Compensation Committee of Criticare Systems, Inc. (the "Company") approved the payment of a discretionary bonus of $20,000 to Joel D. Knudson, the Company's Vice President - Finance and Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRITICARE SYSTEMS, INC.
Date:  November 16, 2005
BY  /s/ Joel D. Knudson
       Joel D. Knudson, Vice President - Finance

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